Exhibit 99.1

FINTECH ACQUISITION CORP. II COMMON STOCK AND WARRANTS TO COMMENCE TRADING SEPARATELY ON MARCH 13, 2017

NEW YORK, New York/BUSINESS WIRE/ March 13, 2017 - FinTech Acquisition Corp. II (NASDAQ: FNTEU) (the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses or entities in the financial technology industry, today announced that the holders of the Company’s units may elect to separately trade the common stock and warrants underlying the units commencing on March 13, 2017. Those units not separated will continue to trade on the NASDAQ Capital Market under the symbol “FNTEU” and the common stock and warrants are expected to trade under the symbols “FNTE” and “FNTEW”, respectively.

A registration statement relating to these units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on January 19, 2017.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy, any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus relating to the Company’s offering of units may be obtained for free by visiting the SEC’s website at http://www.sec.gov. Alternatively, a copy of the prospectus relating to the offering of the Company’s units may be obtained from Cantor Fitzgerald & Co. at 499 Park Avenue, New York, New York 10022, Attn: Kevin Brennan, kbrennan@cantor.com, 212-915-1970.

FORWARD-LOOKING STATEMENTS

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s offering of units filed with the SEC, copies of which are available on the SEC’s website, http://www.sec.gov. The Company has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

Contact Information:

James J. McEntee, III

President and Chief Financial Officer

FinTech Acquisition Corp. II

jmcentee@fintechacquisition.com

212.735.1498